Exhibit 10.280


                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                        NOTICE OF RESTRICTED STOCK AWARD

     You have been granted restricted shares of Common Stock of The Charles Schwab Corporation ("Schwab") under the Charles Schwab Corporation 2004 Stock Incentive Plan (the "Plan") on the following terms:

     Name of Recipient:                    Peter K Scaturro

     Total Number of Shares Granted:       172,861

     Fair Market Value per Share:          $11.57

     Total Fair Market Value of Award:     $2,000,001.70

     Grant Date:                           May 19, 2005

     You and Schwab agree that this award is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Agreement, both of which are made a part of this notice. Please review the Restricted Stock Agreement and the Plan carefully, as they explain the terms and conditions of this award. You agree that Schwab may deliver electronically all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that Schwab is required to deliver to its stockholders. Unless you provide written objection to Schwab within 30 days of your receipt of this notice, you agree to all of the terms and conditions of this notice, the Restricted Stock Agreement and the Plan.

                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT


Payment for        No  payment  is   required   for  the  shares  that  you  are
Shares             receiving.

Vesting So long as you remain employed in good standing by Schwab or its subsidiaries and subject to the terms of this Restricted Stock Agreement, the restricted shares subject to this award will become 100% vested on the earlier of (1) the 5th anniversary of the grant date; or (2) March 15, 2008, provided that each of the performance targets set forth below are met.

Performance        1. For each of fiscal  years 2005,  2006 and 2007, U.S. Trust
Targets               attains revenue growth of at least [**]%.

                   2. U.S. Trust attains direct margin (including all U.S. Trust bonuses) of at least [**]% for fiscal year 2005, [**]% for fiscal year 2006 and [**]% for fiscal year 2007.

                   3. U.S.  Trust  realizes  net new  assets  of at least  $[**]
                      during the last 8 calendar months of fiscal year 2005 and, for each of fiscal years 2006 and 2007, net new assets equal to at least [**]% of total client assets based on total client assets at the beginning of each such fiscal year.

                   These financial performance targets can be adjusted, in the discretion of and subject to the approval of the Compensation Committee of the Board of Directors of The Charles Schwab Corporation.

Accelerated        This award will  become  fully  vested if your  service  with
Vesting            Schwab  and its  subsidiaries  terminates  on account of your death or "disability" (as defined below).

                   If, prior to the date your service terminates, Schwab is subject to a "change in control" (as defined in the Plan document), this award will become fully vested.

                   During the first 24 months of your employment, if Schwab terminates your employment for any reason other than "cause" or if you resign all positions with Schwab and its affiliates for "good reason", then the vested portion of this award will be at least equal to (i) the whole years of service that you have completed with Schwab plus one additional year of service; over (ii) five. In the event of a sale of substantially all of the assets of U.S. Trust by Schwab or a merger or consolidation in which U.S. Trust is not the surviving entity and if you do not remain employed by Schwab or a related entity, the vested portion of this award will be at least equal to (i) the whole years of service that you have completed with Schwab plus two additional years of service; over (ii) five. If you accept an offer of employment with such surviving entity, the vested portion of this award will be at least equal to (i) the whole years of service that you have completed with Schwab plus one additional year of service; over (ii) five.



[**] Certain information on this page has been omitted and filed separately with
the  Securities  and  Exchange  Commission.   Confidential  treatment  has  been
requested with respect to the omitted portions.

                   As a condition to the additional vesting under the preceding paragraph, you will be required to execute a severance agreement, which in Schwab's sole discretion, may include without limitation provisions relating to (1) non-disparagement and non-disclosure; (2) non-solicitation of customers, clients and employees; (3) use of confidential and proprietary information; (4) return of company property; (5) cooperation with investigations, arbitrations, and litigation; (6) release and waiver of all legal claims; and
                   (7) authorized deductions (if any). In no event shall this Agreement or your Offer Letter dated May 4, 2005, be construed in any manner to give you the right to cash payments in settlement of these Restricted Shares.

Definition of      For all purposes of this Agreement,  "disability"  means that
Disability         you have a disability  such that you have been  determined to be eligible for benefits under Schwab's long-term disability plan.

Definition of      For all purposes of this Agreement,  "good reason" means that
Good Reason        you have not been  terminated for "cause" and elect to resign after there has been a material diminution or reduction of your title, authority, position, duties or responsibilities.

Definition of      For all  purposes  of this  Agreement,  "cause" is defined as
Cause              termination  of employment  based on a  determination  by the
                   Board of Directors of Schwab that  employment  be  terminated for any of the following reasons: (1) indictment, conviction,
                   or  admission  of   (including  a  plea  of  guilty  or  nolo
                   contendere   to)  any  felony  or  of  any  crime   involving
                   dishonesty  or moral  turpitude;  (2)  violation  of any law, rule,  regulation  or by-law of any  securities  exchange  or association or other  regulatory or self  regulatory  body or agency  applicable  to Schwab or any of its  affiliates;  (3)
                   participation  in any act of fraud,  embezzlement,  theft, or malfeasance against Schwab, its affiliates or customers;  (4)
                   breach of any  agreement to which you and Schwab are parties;
                   (5)  violation  of Schwab's  policy  prohibiting  harassment, discrimination,  or retaliation  in the  workplace,  Schwab's
                   Compliance  Manual,  or Schwab's Code of Business Conduct and
                   Ethics;  (6) use of alcohol or drugs that interferes with the performance of your duties or which compromises the integrity or  reputation  of  Schwab,  its  affiliates,  employees,  or products;  (7) willful failure by you, after given notice and a reasonable  opportunity to correct, to perform your duties, other than failure  resulting  from your  complete or partial
                   incapacity  due  to  a  physical  or  mental   illness;   (8)
                   intentional   damage  to  any   property  of  Schwab  or  its
                   affiliates; and (9) absence from your employment, other than as a result of disability pursuant to Schwab's short-term disability plan, vacation, or sabbatical for a period of more than four (4) weeks without prior consent of Schwab's Chief
                   Executive Officer. This provision does not alter or modify your at-will employment relationship.

Section 83(b)      You may make an  election  pursuant  to Section  83(b) of the
Election           Internal Revenue Code.

Shares             Unvested shares will be considered  "Restricted  Shares." You
Restricted         may not sell,  transfer,  pledge or otherwise  dispose of any
                   Restricted Shares without Schwab's written consent until they are vested. Restricted Shares will be issued in your name but held by the  Schwab  Corporate  Secretary  as  escrow  agent.
                   Schwab may instruct the transfer agent for its stock to place a legend  on the  certificates  representing  the  Restricted
                   Shares   or  may   note  in  its   records   the   applicable
                   restrictions. The escrow agent will deliver Restricted Shares to you only after they become vested and after all other terms and conditions in this Agreement have been satisfied.

                   You may gift Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by Schwab to be bound by all provisions of this Agreement.

Forfeiture         If your service  terminates for any reason,  then your shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. This means that the Restricted Shares will immediately revert to Schwab. You receive no payment for Restricted Shares that are forfeited. Schwab determines when your service terminates for this purpose.

Effect of          If you are  entitled to  severance  benefits  under  Schwab's
Entitlement        severance  plan, then your  termination  date for purposes of
to Severance       continued   vesting  of  this   award  with   regard  to  any
                   post-termination period will be determined under the terms of that plan.

Committee          In its sole  discretion  the  Compensation  Committee  of the
Discretion         Schwab Board of Directors may lift the transfer  restrictions or accelerate the vesting of Restricted Shares at any time.

Delivery of        In the event of your  death  prior to the date  your  service
Shares After       terminates, your shares will be delivered to your beneficiary
Death              or beneficiaries. You may designate one or more beneficiaries by filing a beneficiary designation form. You may change your beneficiary  designation  by filing a new form with Schwab at any  time  prior to your  death.  If you do not  designate  a beneficiary  or if your  designated  beneficiary  predeceases you,  then any shares will be  delivered  after your death to
                   your  estate.  The  Compensation   Committee,   in  its  sole
                   discretion,   will   determine  the  form  and  time  of  the
                   distribution of shares to your beneficiary or estate.

Restrictions       You  agree not to sell any  shares at a time when  applicable
on Resale          laws,  Schwab's  policies or an agreement  between Schwab and its underwriters prohibit a sale. This restriction will apply as long as your service continues and for such period of time after the termination of your service as Schwab may specify.

Stockholder        As a holder of Restricted  Shares,  you have the same voting,
Rights             dividend and other rights as Schwab's stockholders.

Contribution       On your  behalf  Schwab  will  contribute  to its  capital an
of Par Value       amount equal to the par value of the Restricted Shares issued to you.

No Right to        Nothing in this Agreement will be construed as giving you the
Remain Employee    right to be retained as an employee,  consultant  or director of Schwab and its subsidiaries for any specific duration or at all.

Limitation         In the  event  that it is  determined  that  any  payment  or
on Payments        distribution  of any  type  to or for  your  benefit  made by
                   Schwab, by any of its affiliates,  by any person who acquires ownership or effective  control or ownership of a substantial portion of  Schwab's  assets  (within  the meaning of Section
                   280G of the Internal  Revenue Code of 1986,  as amended,  and the regulations  thereunder (the "Code")) or by any affiliate of such  person,  whether paid or payable or  distributed  or
                   distributable   pursuant  to  the  terms  of  an   employment
                   agreement  or  otherwise,  would be subject to the excise tax imposed  by  Section  4999  of the  Code or any  interest  or penalties  with  respect to such excise tax (such excise tax,
                   together   with  any  such   interest   or   penalties,   are
                   collectively  referred  to as the  "Excise  Tax"),  then such payments or distributions or benefits shall be payable either
                   (i) in full;  or (ii) as to such  lesser  amount  which would result in no portion of such  payments  or  distributions  or benefits  being  subject to the Excise Tax. You shall receive the greater,  on an after-tax  basis, of (i) or (ii).  Unless you and Schwab agree otherwise in writing,  any determination required  under  this  paragraph  will be made in  writing by
                   Schwab's  independent  accountant  (the  "Accountant")  whose determination shall be conclusive and binding. You and Schwab will furnish the Accountant such  documentation and documents as the Accountant  may reasonably  request in order to make a
                   determination.   Schwab   shall   bear  all  costs  that  the
                   Accountant may reasonably incur in connection with performing any calculations contemplated by this paragraph.

Claims             You may file a claim for benefits under the Plan by following
Procedure          the procedures prescribed by Schwab. If your claim is denied, generally you will receive written or electronic notification of the denial within 90 days of the date on which you filed the claim. If special circumstances require more time to make a decision about your claim, you will receive notification of when you may expect a decision. You may appeal the denial by submitting to the Plan Administrator a written request for review within 30 days of receiving notification of the denial. Your request should include all facts upon which your appeal is based. Generally, the Plan Administrator will provide you with written or electronic notification of its decision within 90 days after receiving the review request.
                   If special circumstances require more time to make a decision about your request, you will receive notification of when you may expect a decision.

Plan               The Plan  Administrator has  discretionary  authority to make
Administration     all determinations  related to this award and to construe the terms of the Plan, the Notice of Restricted Stock Award and this Agreement. The Plan Administrator's determinations are conclusive and binding on all persons.

Adjustments        In the event of a stock split,  a stock dividend or a similar change in Schwab stock, the number of Restricted Shares that remain subject to forfeiture may be adjusted accordingly.

Severability       In the event that any  provision  of this  Agreement  is held invalid or unenforceable, the provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

Applicable Law     This  Agreement  will be  interpreted  and enforced under the laws of the State of California (without regard to their choice-of-law provisions), as such laws are applied to contracts entered into and performed in California.

The Plan           The text of the Plan is  incorporated  in this  Agreement  by
and Other          reference.  This Agreement and the Plan constitute the entire
Agreements         understanding  between you and Schwab  regarding  this award.
                   Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties. If there is any inconsistency or conflict between any provision of this Agreement and the Plan, the terms of the Plan will control.


                    BY ACCEPTING THIS RESTRICTED STOCK AWARD,
                  YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                        DESCRIBED ABOVE, IN THE NOTICE OF
                     RESTRICTED STOCK AWARD AND IN THE PLAN.